Exhibit 10.1

Binding
Memorandum of Understanding

This Binding Memorandum of Understanding (“MOU”) is made effective April 5, 2023, between:

●	CarbonMeta Technologies, Inc., a Delaware corporation (File Number 3547826), whose principal place of business is located at 13110 NE 177th Place, #145, Woodinville, WA 98072, United States of America, and its subsidiaries, including CarbonMeta Research, Ltd., a UK limited liability company (13563075), whose address is 3rd Floor 207 Regent Street, London, United Kingdom, W1B 3HH (“CARBONMETA”); and

●	Fermion Electric Private Limited, whose address is Ground floor, Sobha tower, 11/445 (Building NO11/485) National Highway, Thalore, Kerala, India 680306 (FERMION).

Introduction

●	CARBONMETA is an environmental research and development company that commercializes the processing of industrial and organic waste materials to produce high-value products economically and sustainably.

●	FERMION ELECTRIC is a clean energy, power and infrastructure company in India, building sustainable solutions for electric mobility and green energy production.

IT IS AGREED as follows:

1.	Purpose

The parties mutually agree to create a subsidiary corporation called CarbonMeta Research India as a Private Limited Company that shall be jointly owned and managed by FERMION and CARBONMETA, and whose initial objective shall be processing natural gas into hydrogen and high value carbon products.

2.	Contribution of Parties

CARBONMETA will contribute the following:

●	Funding and corporate governance expertise to incorporate CarbonMeta Research India in Kerala, India.

●	Research and Development expertise to develop and commercialize waste plastics catalysis technologies into functional plants

●	Research and Development expertise to develop and commercialize methane catalysis technologies into functional plants

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Memorandum of Understanding

●	Research and Development expertise to develop and commercialize carbon dioxide (CO2) capture technologies into functional plants

●	Business development expertise to sell hydrogen and high value carbon products to customers

●	Research and Development expertise to develop cement-less concrete materials and products.

●	Engineering expertise to scale up the methane processing technologies into large scale plants’

●	Patents and trade secrets related to, but not limited to, all of the aforementioned technologies (e.g. microwave catalysis, CO2 adsorption, cement-less concrete)

●	Common Stock equity in CarbonMeta Technologies (OTC Markets : COWI) to the initial founders of CarbonMeta Research India

○	Krishnan Mundanad 250,000,000 restricted shares of COWI

○	Abhijath Vazhappully 250,000,000 restricted shares of COWI

FERMION will contribute the following:

●	Establishing a team of researchers in India under the supervision of Dr. Raju Dey (Assistant Professor – NIT Calicut, Kerala India).

●	Scaling up the process/ technology of upcycling the waste materials to an industrial – commercial level.

●	Building strong, enduring relationships with key people in government, ensuring effective and responsive communication channels.

●	Building collaboration with companies/ customers with an interest in purchasing CNT and developing advanced materials using CNT, to be used in various applications/industries (Tyre, Apparels, batteries, building materials).

●	Methane processing – connecting with natural gas companies in India for testing and scaling up technology.

●	Connecting with building material manufacturing and construction companies to work on Earthcrete technology on commercial level.

●	Business relationships in India to help recruit key customers with an interest in purchasing hydrogen and high value carbon products.

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3.	Proposed Plan

●	Establish CarbonMeta Research India as a Private Limited Company in Kerala, India with initial equity ownership as follows:

●	80% of the equity will be owned by CarbonMeta Technologies, Inc.

●	20% of the equity will be owned by Fermion Electric Private Limited.

●	Establish CarbonMeta Research India as a research and development center:

●	Microwave catalysis of waste plastics, natural gas, and other organic waste materials

●	Carbon dioxide (CO2) capture technologies using novel technologies and adsorbents.

●	Development of new catalysts for catalysis, pyrolysis, and electrolysis

●	Commercialize and patent technologies that were developed and licensed by CarbonMeta Technologies, Inc. or its subsidiaries

●	Build and operate a pilot production facility and demonstration program for the extraction of hydrogen and carbon from plastics, natural gas, and other organic waste materials in India

●	Develop and establish supply chain relationships with potential customers of hydrogen and carbon products

●	Build a consortium of carbon and hydrogen distribution partners that can help a CarbonMeta subsidiary operate a profitable carbon and hydrogen production facility in India.

4.	Legal Effect

This MOU is legally binding, is enforceable by either party, and each party agrees that it could make claim for damages or any other legal or equitable remedy against the other party or against the other party’s affiliates arising from or in connection with this MOU.

5.	Confidentiality

This MOU and all information disclosed by one party to the other in connection with the proposed collaboration shall be deemed Confidential Information as documented in the Non-Disclosure Agreement between CarbonMeta Technologies, Inc. and Fermion Electric Private Limited, dated March 21, 2023.

6.	Term and Termination

This MOU is effective from the date first written above and shall continue in force until terminated by either party giving the other party at least 90 business days prior written notice. If the parties execute definitive agreements, those agreements will supersede this MOU as of its effective date.

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7.	General Provisions

a)	Governing Law. This MOU will be construed, interpreted, and applied in accordance with the laws of India. All disputes arising out of this Agreement shall be exclusively submitted to the India International Arbitration Centre (“IDAC”) for final resolution through arbitration in accordance with its then current rules.
b)	Severability. If one or more of the provisions in this Agreement is deemed void by law, then the remaining provisions will continue in full force and effect.
c)	Successor and Assigns. This Agreement will be binding upon the successors and/or assignees of the Parties.

8.	Arbitration and Equitable Relief.

a)	Arbitration. Except as provided herein, the Parties agree that any dispute or controversy arising out of or relating to any interpretation, construction, performance or breach of this Agreement shall be settled by arbitration to be held in India International Arbitration Centre (“IDAC”) for final resolution through arbitration in accordance with its then current rules. The arbitrator may grant injunctions or other relief in such dispute or controversy. In the event of arbitration, the Parties may undertake a reasonable amount of discovery. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgement may be entered on the arbitrator’s decision in any court having jurisdiction.

b)	Equitable Remedies. The Parties agree that it would be impossible or inadequate to measure and calculate damages from any breach of the covenants set forth herein. Accordingly, the Parties agree that if in the event of a breach of the covenants contained in this Agreement, the affected party will have available, in addition to any other right or remedy available, the right to obtain an injunction from a court of competent jurisdiction restraining such breach or threatened breach and to specify performance of any such provision of the Agreement. The Parties further agree that no bond or other security shall be required in obtaining such equitable relief and the Parties hereby consent to the issuance of such injunction and to the ordering of specific performance.

9.	Liability

a)	It is expressly understood and agreed that this MOU is intended to be enforceable by either party, and that either party may be liable to the other for damages, costs or any other legal remedies (except with respect to the obligations of Confidentiality as outlined in this MOU).

b)	If any action or proceeding is brought for enforcement of this Agreement, or because of an alleged or actual dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorney’s fees and other costs incurred in such action or proceeding in addition to any other relief to which it may be entitled.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

CarbonMeta Technologies, Inc.	Fermion Electric Private Limited

Signature	Signature

Lloyd Spencer	Krishnan Mundanad
Name (Print)	Name (Print)

President and CEO	CEO
Title	Title

Effective Date	Effective Date

CarbonMeta Research Ltd.	Fermion Electric Private Limited

Signature	Signature

Mohammed Khalil	Abhijath B. Vazhappully
Name (Print)	Name (Print)

Managing Director	COO
Title	Title

Effective Date	Effective Date

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